CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-228333 and 333-194249), Form S-8 (Nos. 333-223202 and 333-230627) and Amendment No. 3 to Form S-1 on Form S-3 (No. 333-169433) of KKR & Co. Inc. of our report dated February 26, 2021 relating to the financial statements of Global Atlantic Financial Group Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 23, 2021